CELSIA TECHNOLOGIES, INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2008

 To the Stockholders of Celsia Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Celsia Technologies, Inc. (“we,” “us,” “our,” or “Celsia”) will be held at the New York Athletic Club, 180 Central Park South, New York, New York at 4:00 p.m., local time, on Tuesday, June 24, 2008, for the following purposes:

1.	To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To consider and approve a proposal to amend and restate our 2005 Stock Incentive Plan to increase the number of shares issuable under the plan from 30,000,000 to 50,000,000 shares of common stock;

3.	To consider and approve an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000;

4.
To consider and approve an amendment of our Articles of Incorporation which will effect a reverse split of our common stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to June 10, 2010, with the exact ratio to be set at a whole number within this range to be determined by our Board of Directors in its sole discretion;

5.	To ratify the selection of PKF Certified Public Accountants as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

6.	To transact such other business and act upon any other matter which may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of shares of our common stock at the close of business on May 6, 2008 are entitled to notice of, and to vote at, the annual meeting of stockholders and any adjournment or postponement thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at our principal offices located at 1395 Brickell Avenue, Suite 800, Miami, FL 33176.
By Order of the Board of Directors,

/s/ Joseph Formichelli
 JOSEPH FORMICHELLI
President and Chief Executive Officer
Miami, Florida
May 9, 2008

We cordially invite all stockholders to attend the special meeting in person. However, whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. No postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

CELSIA TECHNOLOGIES, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2008

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished to the holders of common stock of Celsia Technologies, Inc. in connection with the solicitation by our board of directors of proxies for use in voting at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the New York Athletic Club, 180 Central Park South, New York, New York at 4:00 p.m., local time, on Tuesday, June 24, 2008 and any adjournment or postponement thereof. Our principal executive offices are located at 1395 Brickell Avenue, Suite 800, Miami, Florida 33131. We are mailing this proxy statement and the form of proxy to stockholders on or about May 15, 2008.

INFORMATION CONCERNING SOLICITATION AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this proxy statement. They are:

•	The election of seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

•	To consider and approve a proposal to amend and restate our 2005 Stock Incentive Plan to increase the number of shares issuable under the plan from 30,000,000 to 50,000,000 shares of common stock;

•	The consider and approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000;

•
To consider and approve an amendment our Articles of Incorporation which will effect a reverse split of our common stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to June 10, 2010, with the exact ratio to be set at a whole number within this range to be determined by our Board of Directors in its sole discretion;

•	The ratification of the appointment of our independent registered public accountants; and

•	The consideration of such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on May 6, 2008 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to ratify the appointment of our independent registered public accounting firm. Approval to amend our Articles of Incorporation will require the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting. With regard to the election of directors, the seven nominees receiving the greatest number of votes cast at the Annual Meeting will be elected.

What are the effects of abstentions and “broker non-votes”?

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present, in person or by proxy, at a meeting and entitled to vote. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in a fiduciary capacity, brokers have the discretion to vote shares on routine matters, but not on non-routine matters. Routine matters include, among other things, the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include the proposed amendments to our articles of incorporation and to our stock option plan.

Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on the election of directors. With regard to the proposals to ratify the selection of our independent registered public accountants, abstentions will be counted in tabulations of the votes cast on such proposals and will have the same effect as a vote against these proposals, whereas broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of these matters, although they will count toward the presence of a quorum to elect our board of directors and to amend our Articles of Incorporation, abstentions and broker non-votes will have the same effect as a vote against such proposals.

If a stockholder owns shares through a broker and attends the Annual Meeting and wishes to vote at the Annual Meeting, the stockholder should bring a letter from that stockholder’s broker identifying that stockholder as the beneficial owner of the shares and acknowledging that the stockholder will vote the shares.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the then issued and outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes also will be counted as shares present for purposes of establishing a quorum. The record date for the Annual Meeting is May 6, 2008, and only those shares of our common stock that are issued and outstanding as of such date are entitled to be voted at the Annual Meeting. On May 6, 2008, there were 84,300,308 shares of our common stock issued and outstanding,

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the person named as proxy holder on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendations of our board of directors are set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

•	“FOR” election of the directors named in this proxy statement (see Proposal One);

•	“FOR” approval of the amendment to our 2005 Stock Incentive Plan to increase the number of shares issuable under the plan from 30,000,000 to 50,000,000 shares of common stock (see Proposal Two);

•	“FOR” approval of the amendment to our Articles of Incorporation to increase of the number of authorized shares of common stock from 500,000,000 to 750,000,000 (see Proposal Three);

•
“FOR” approval of the amendment to our Articles of Incorporation which will effect a reverse split of our common stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to June 10, 2010, with the exact ratio to be set at a whole number within this range to be determined by our Board of Directors in its discretion (see Proposal Four); and

•	“FOR” ratification of the appointment of PKF Certified Public Accountants as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (see Proposal Five).

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. If no directions are indicated, proxies will be voted “For” all proposals described in this proxy statement and, as to any other matters properly brought before the Annual Meeting or any postponement or adjournment of the Annual Meeting, in the sole discretion of the proxy holder.

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by any of the following means: giving written notice of revocation to our Corporate Secretary; properly submitting to us a duly executed proxy bearing a later date or appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed to: Celsia Technologies, Inc., 1395 Brickell Avenue, Suite 800, Miami, FL 33131, Attention: Corporate Secretary.

The cost of soliciting these proxies will be borne by us. Proxies may be solicited by our directors, officers or employees in person or by telephone.

PROPOSAL ONE
ELECTION OF DIRECTORS

Seven directors will be elected at the 2008 Annual Meeting. Each director will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified. Our board of directors has determined to nominate for re-election each of our current directors for a one-year term expiring at the annual meeting of stockholders in 2009 and until the successors shall be duly elected and qualified. Our board has also determined to elect Mr. Ronald Willis to the board of directors for a one-year term expiring at the annual meeting of stockholders in 2009 and until his successor shall be duly elected and qualified. Accordingly, each nominee identified below, except Mr. Ronald Willis, is currently a director of our company.

The persons named in the enclosed proxy intend to vote properly executed and returned proxies “FOR” the election of all nominees proposed by our board of directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The board of directors of Celsia has no reason to believe that any nominee named herein will be unable or unwilling to serve.

Name of Nominee	Age	Director Since	Principal occupation and business experience during the past five years
Greg Osborn	42	2005
Mr. Osborn has been the chairman of our board since 2007. Mr. Osborn currently serves on the Board of Directors of Powerhouse Technologies Group, Inc., Children of Bellevue and ideavilliage.com. Mr. Osborn also serves as corporate advisor to Advance Nanotech Inc. He also serves as Executive Chairman of Tasker Products, Inc. Currently, Mr. Osborn is a managing partner at IndiGo Ventures. Prior to launching IndiGo Ventures, Mr. Osborn founded Seed Capital, which provided new business development, strategic partnering and fundraising services for cutting-edge Internet companies, and served as head of business development for FreeRide.com. Mr. Osborn’s background in finance and investment began on Wall Street, while working at the headquarters of L.F. Rothschild & Co. , Drexel, Burnham, Lambert, as an Account Executive , Smith Barney Harris & Upham, as Vice President, Paine Webber, as First Vice President, and Senior Vice President of Axiom Capital Management. Mr. Osborn holds a B.S. in Finance and Economics from Ramapo State College.

Joseph Formichelli	65	2008

Mr. Formichelli has been President and Chief Executive Officer of Celsia since 2007. He is a technology industry veteran with more than 30 years of experience, including IBM, Toshiba and Gateway. During his career, he has held senior executive positions in manufacturing, quality assurance, engineering, logistics, supply chain and product management. At IBM, Mr. Formichelli served as vice president of operations for the IBM PC company, and vice president and general manager of the highly successful ThinkPad line of notebook computers. Mr. Formichelli also served as the executive vice president and general manager of Toshiba’s computer systems group where he oversaw the US and Latin America business. Mr. Formichelli successfully converted Toshiba’s computer business from a technology driven, indirect sales organization to one of e-business, customer relations management, direct sales and revamped their manufacturing operations. Subsequent to Toshiba, Mr. Formichelli was executive vice president of operations at Gateway Computers and executive vice president of operations at RadioShack. Mr. Formichelli holds a Masters of Science in Management from MIT.

Alan Benaim	34	2007
Mr. Benaim is a vice president at Midsummer Capital (“Midsummer”), a New York City based Hedge Fund group that acts as a fundamental investor with a medium-term horizon in exchange-listed small to mid-size growth companies. Mr. Benaim has over nine years experience in investment banking, corporate finance and principal investing. At Midsummer, Mr. Benaim is involved in the evaluation, due diligence and execution of investments. Prior to joining Midsummer, Mr. Benaim spent seven years in various roles at JPMorgan Chase based in London and New York, executing a wide spectrum of transactions in mergers and acquisitions advisory, structured finance, bank financing, bond issuance, equity issuance and financial derivatives, across more than 20 countries in the US, Europe, Middle East, Africa and Asia. Mr. Benaim was promoted to Vice President at JPMorgan Chase and is credited with helping build and develop the European Metals & Mining industry group from the bottom up into the top league table ranked industry group. Following JPMorgan Chase, Mr. Benaim gained investment experience in both early stage venture capital and middle market private equity, having evaluated and executed investments in companies within the technology, healthcare, security and manufacturing and engineering industries. Mr. Benaim has an MBA from Columbia University Graduate School of Business and a Bachelor of Science degree in Economics from the London School of Economics.

Carl Caricari	69	2008
Mr. Caricari is founder and principal of Caricari Consulting, a firm dedicated to improving the management of technology companies. Mr. Caricari was previously with IBM, most recently as Vice President of Product Development in the company's Advanced Workstation Division.  He was a major force behind the introduction of RS 6000 and AIX 3.1, IBM's UNIX operating system. In addition, Mr. Caricari was a key contributor to the creation of the alliance between IBM, Apple, and Motorola. Mr. Caricari also served as Vice President of engineering at Platform Solutions Inc. Mr. Caricari was a founder and CEO of System Fabric Works, a software services firm specializing in high speed fabric computing.  He was also Vice President of Micro Components for Burroughs Corporation. Mr. Caricari holds a Bachelor of Science degree in Electrical Engineering from Clarkson University.

Charles Resnick	56	2007
Mr. Resnick is the managing partner of Inflexion Partners. Mr. Resnick is an accomplished business executive with a 25-year career in global general management, operations, financial management, and strategic relationships in the technology, banking, and consumer packaged goods sectors. He has held senior management positions in the United States, South America, Mexico, and Western Europe with Danka Business Systems, Tropicana Products, Mellon Bank, PepsiCo and The Procter & Gamble Company. He has extensive experience with both domestic and international mergers and acquisitions, and has been involved in over 100 acquisitions and divestitures, including a $1.8 billion acquisition for Danka Business Systems. Mr. Resnick was also a lead participant in negotiating the GATT and NAFTA Agreements as Undersecretary in the Bush administration from 1990 to 1993. In his most recent position prior to joining Inflexion, Mr. Resnick was a founder and Vice President of Corporate Development and Marketing of Mimeo, Inc. and was instrumental in building a strategic business and investment relationship with Hewlett-Packard and UPS. In addition, Mr. Resnick was one of the lead Mimeo executives that raised a total of $41 million in financing. Mr. Resnick holds both an A.B. degree and a M.B.A. from St. Louis University.

Peter Rugg	61	2005
Mr. Rugg is a Senior Partner of Tatum LLC in New York. He has over 30 years of diversified business experience with special competence in capital structure and creative financing alternatives. Mr. Rugg has extensive experience in international natural resource businesses and offshore business migration. Mr. Rugg has a wide range of experience in commercial and investment banking, merger and acquisitions, turnaround situations, project finance and corporate restructuring, during a long career at JP Morgan. As Chief Financial Officer of Triton Energy, Mr. Rugg managed public company financial reporting, investor relations, tax compliance and audit, budget and planning and information technology systems including relational database, desktop and multi-currency accounting. He is a founder of Nviro Cleantech plc (London-AIM). He sits on a number of non-profit and emerging growth company boards.

Ronald Willis	50
Mr. Willis is president, CEO, and director of CipherOptics, Inc. Mr. Willis has over 20 years of experience in sales, marketing, engineering, business and management leadership in information technology and networking markets. Most recently, Mr. Willis was Vice President of Worldwide Commercial Marketing for Cisco Systems, Inc. (“Cisco”) where he directed key programs, including the development of secure, high speed Internet and intranet access from public access facilities. Mr. Willis joined Cisco through the acquisition of Aironet Wireless Communications (valued at $1.3 billion at closing), where he was Senior Vice President of Sales and Marketing. Previously, Mr. Willis was employed with Digital Equipment Corporation for over 14 years, where he held significant management positions in marketing and sales. Mr. Willis has 13 patents pending or applied for in the IT and network security space.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the election of each of the nominees to serve as directors.

Information Regarding the Board of Directors and Board Committees

Determination of Director Independence

The board of directors has determined that each of Alan Benaim, Carl Caricari, Charles Resnick, Peter Rugg and Ronald Willis meet the general independence standards set forth in the NASDAQ Marketplace rules. In addition, the board of directors has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

Our board of directors currently has an Audit Committee and a Compensation Committee.

Audit Committee. Our audit committee consists of Messrs. Rugg and Osborn and Mr. Rugg serves as chairman of our audit committee. The board of directors has determined that each member of the Audit Committee meets the NASDAQ Marketplace definition of “independent” for audit committee purposes. The board of directors has also determined that Mr. Rugg meets the SEC definition of an “audit committee financial expert.” Information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Report of the Audit Committee” below.

Compensation Committee. The Compensation Committee currently consists of Mr. Peter Rugg. Mr. Rugg is the Chairman of the Compensation Committee. The board of directors has determined that Mr. Rugg meets the NASDAQ Marketplace definition of “independent” for compensation committee purposes. The Compensation Committee does not have a written charter. The Compensation Committee is responsible for approving the compensation for our chief executive officer and, in consultation with our chief executive officer, approving the compensation of other executive officers and administering our 2005 Stock Incentive Plan.

Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of the board of directors or any officer of our company.

Meetings of the Board of Directors and Committees

During 2007, there were seven meetings of the board of directors, four meetings of the Audit Committee and two meetings of the Compensation Committee.

Code of Ethics

Effective July 2005, our board of directors adopted a code of ethics and business conduct that applies to all of our directors, employees and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We intend to disclose future amendments, if any, to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in a Current Report on Form 8-K within four business days following the date of such amendment or waiver.

Shareholder Communications with the Board

Any stockholder who wishes to communicate directly with our board of directors may do so via mail or facsimile, addressed as follows:

Celsia Technologies, Inc.
Board of Directors
1395 Brickell Avenue, Suite 800
Miami, FL 33176
Fax: 305-359-9698

The corporate secretary shall transmit any communication to the board of directors as soon as practicable upon receipt, unless there are safety or security concerns that mitigate against further transmission. The board of directors, or individual director(s), as applicable, shall be advised of any communication as soon as practicable. Absent safety or security concerns, the corporate secretary shall relay all communications, without any other screening for content.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter which has been approved by the board of directors.
The functions of the Audit Committee are focused on three areas:

•	the adequacy of Celsia’s internal controls and financial reporting process and the reliability of Celsia’s financial statements;

•	the appointment, compensation, retention, and oversight of Celsia’s independent registered public accounting firm (the “independent auditors”); and

•	Celsia’s compliance with legal and regulatory requirements.

The Audit Committee met four times during 2007 with Celsia’s independent auditors and management to assure that all were carrying out their respective responsibilities. The independent auditors have full access to the Audit Committee. The Audit Committee reviews the performance of the independent auditors and their independence from management.

The Audit Committee reviews Celsia’s financial reporting process on behalf of the board of directors. Celsia’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PKF Certified Public Accountants, A Professional Corporation (“PKF”), Celsia’s independent auditors for 2007, is responsible for expressing opinions on the conformity of Celsia’s financial statements with U.S. generally accepted accounting principles. In this context, the Audit Committee has reviewed and discussed with management and PKF, the audited financial statements for the year ended December 31, 2007. As a general matter, PKF also discusses with the Audit Committee any issues that they believe should be raised with the Audit Committee.

Management has represented to the Audit Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has received from and discussed with PKF the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Celsia Technologies, Inc. The Audit Committee also discussed with PKF all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the board of directors, and the board has approved, that Celsia’s audited financial statements be included in Celsia’s annual report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

February 28, 2008
Audit Committee of the Board of Directors

Peter Rugg, Chairman

PROPOSAL TWO
APPROVAL OF AN AMENDMENT AND RESTATEMENT TO OUR 2005 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN FROM 30,000,000 TO 50,000,000 SHARES OF COMMON STOCK

We believe that stock options and other stock-based awards are a fundamental element in our compensation program because they emphasize long-term company growth and profitability, as measured by creation of stockholder value, foster a commonality of interest between stockholders, executives and employees and attract, retain and reward the best-available persons. So we may continue this important element of our compensation program into the future, we are asking our stockholders to approve an amendment and restatement of our 2005 Stock Incentive Plan (the “Plan”) adopted by our board of directors to add 20,000,000 shares, to the number of shares issuable under the Plan. Therefore, the number of shares available for grant under the Plan will increase from 30,000,000 to 50,000,000.

The following description summarizes the material terms of the Plan, as amended and restated, but is qualified in its entirety by reference to the full text of the amended and restated Plan.

Proposed Amendment to the Plan

If Proposal Two is approved, Section 4 of the Plan would be amended to read in its entirety as follows:

“4. Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that   may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 50,000,000  shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan,  subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under  the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated,  surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or  surrendered to the Company in connection with any Award (whether or not such surrendered shares were  acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such  Award and the repurchased, surrendered and withheld shares shall thereafter be available for further  Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or  withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall  not be available for purchase pursuant to incentive stock options intended to qualify under Code section  422. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with  respect to which the related Award is terminated, surrendered or canceled.”

General

The Plan permits grants of awards to our employees, officers, directors and other individuals providing bona fide services to or for Celsia or its affiliates in the form of incentive stock options, non statutory stock option, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock based awards or any combination of the foregoing.

The Plan, as initially adopted and approved by our stockholders on July 8, 2005, provided for the issuance of up to 9,803,380 shares of our common stock. On June 2, 2006, our stockholders approved an amendment to the Plan to increase the number of shares of common stock that may be issued under the Plan to 15,000,000 shares. In May 2007, our stockholders approved an amendment to the Plan to increase the number of shares of common stock that may be issued under the Plan to 30,000,000 shares. As of May 6, 2008, approximately 8,000,000 shares of Celsia stock were available for grant under the Plan.

Administration

The Plan provides that it may be administered by our board of directors or by such committee or committees as the board may designate from time to time. The board of directors has designated the compensation committee as the committee responsible for administering the Plan. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant awards (other than stock awards) to other officers and employees of Celsia and its affiliates, and, to the extent of such authorization, such officer or officers shall be the administrator of the Plan.  The compensation committee will, among other things, determine who will receive awards under the Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plan. Awards may, in the discretion of the committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by us or our affiliates or a company acquired by us or with which we combine. The number of shares underlying such substitute awards shall be counted against the aggregate number of shares available for awards under the Plan. The committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an award.

Shares Reserved for Awards and Limits on Awards

The total number of shares of our common stock available under the Plan will be 50,000,000. Shares covered by awards that expire, terminate or lapse without payment will again be available for the grant of awards under the Plan, as well as shares that are used by the holder to pay withholding taxes or as payment for the exercise price of an award, if permitted by the committee.

The number and kind of shares of common stock issued or reserved pursuant to the Plan or outstanding awards, the maximum number of shares issuable pursuant to awards, the exercise price for awards, and other affected terms of awards, will be adjusted on account of stock splits, stock dividends, reorganizations, recapitalizations, mergers, consolidations, spin-offs and other corporate events.

In the event of certain corporate events, including stock sales, mergers, and sales of substantial assets, the committee may, but shall not be obligated to, cancel outstanding awards for fair value, waive vesting requirements, provide for the issuance of substitute awards, and/or provide that, for a period of time prior to such corporate event, options will be exercisable for all shares subject to the option and that upon the occurrence of the corporate event the options will terminate.

Type of Awards

Stock Options

The Plan permits the committee to grant employees incentive stock options, which qualify for special tax treatment in the United States. The committee will establish the duration of each option at the time it is granted. The committee will establish the exercise price of each option at the time it is granted. The exercise price of a stock option may not be less than the fair market value, as defined in the Plan, of the underlying common stock on the date of grant. As of May 6, 2008, the market value of our common stock was $0.07.

Stock Appreciation Rights

The Plan permits the committee to grant to eligible participants awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the grant agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value (as defined in the Plan) on the exercise date of one share of common stock over (B) the base price per share specified in the grant agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the grant agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. Payment by Celsia of the amount receivable upon any exercise of an SAR may be made by the delivery of common stock or cash, or any combination of common stock and cash, as determined in the sole discretion of the committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of common stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of common stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

Stock Awards

The Plan permits the committee to grant restricted or unrestricted stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be paid in common stock, in cash, or in a combination of common stock and cash, as determined in the sole discretion of the committee.

Other Stock-Based Awards

The Plan also permits the committee to grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in common stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in common stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the committee.

Eligibility

Participation in the Plan shall be open to all employees, officers, directors and other individuals providing bona fide services to or for Celsia or its affiliates as may be selected by the committee from time to time. The committee may also grant awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for Celsia or an affiliate, provided that such awards shall not become vested or exercisable prior to the date the individual first commences performance of such services. As of May 6, 2008, we had approximately 22 employees, including three executive officers and six non-executive directors, who were eligible under the Plan.

Transferability

Except as otherwise determined by the administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

Termination, Amendment and Modification of the Plan

The Plan may be terminated, amended or modified by the board of directors, subject to stockholder approval where necessary to satisfy legal or regulatory requirements.

United States Federal Income Tax Consequences

The following discussion of the United States federal income tax consequences relating to the Plan is based on present United States federal tax laws and regulations and does not purport to be a complete description of the United States federal tax laws. Participants may also be subject to certain U.S. state and local taxes and non-U.S. taxes, which are not described below.

When a non-statutory stock option is granted, there are generally no U.S. income tax consequences for the option holder or the company. When a non-statutory stock option is exercised, in general, the option holder recognizes compensation equal to the excess, if any, of the fair market value of the underlying class of common stock on the date of exercise over the exercise price. The company is entitled to a deduction equal to the compensation recognized by the option holder.

When an incentive stock option is granted, there are no U.S. income tax consequences for the option holder or the company. When an incentive stock option is exercised, the option holder does not recognize income and the company does not receive a deduction. The option holder, however, must treat the excess, if any, of the fair market value of the underlying class of common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder disposes of the shares after the option holder has held them for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain to the option holder. The company is not entitled to a deduction. If the option holder makes a “disqualifying disposition” of the stock by disposing of the stock before the stock has been held for the holding periods described above, the option holder generally recognizes compensation income equal to the excess, if any, of (1) the fair market value of the stock on the date of exercise, or, if less, the amount received on the disposition, over (2) the exercise price. The company is entitled to a deduction equal to the compensation recognized by the option holder.

When a stock appreciation right is granted, there are no U.S. income tax consequences for the participant or the company. When a stock appreciation right is exercised, in general, the participant recognizes compensation equal to the cash and/or the fair market value of the stock received on exercise. The company is entitled to a deduction equal to the compensation recognized by the participant.

In general, other types of awards that may be issued under the Plan are taxable to the holder upon receipt, except that awards of restricted stock are taxable to the holder on the date the shares vest, or on the date of receipt if the individual makes an election under Section 83(b) of the Code.

Recommendation of the Board of Directors

Our board recommends that the stockholders vote “For” approval of the amendment and restatement of our 2005 Stock Incentive Plan.

PROPOSAL THREE
APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

General

Our Articles of Incorporation currently authorizes Celsia to issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock. The board of directors has adopted a resolution approving an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock from 500,000,000 shares to 750,000,000 shares, subject to stockholder approval of the amendment. No change is being proposed to the authorized number of shares of preferred stock.

Proposed Amendment to the Articles of Incorporation

If Proposal Three is approved, paragraph four of our Articles of Incorporation would be amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 750,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 100,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Articles of Incorporation by the Secretary of State of the State of Nevada.

Reason for Proposed Amendment

As we continue to grow and execute our business plan, we expect that we may need to raise additional capital. The board believes it is advisable and in the best interest of our company to authorize the issuance of common stock for the principal reason of providing greater flexibility in financing our continued operations.

During 2007, we raised gross proceeds of $8,150,00 from the issuance of our 8% Secured Convertible Debentures, which are convertible into 130,400,000 shares of common stock at a conversion price of $0.0625 per share. As an inducement for the investors to purchase the Convertible Bridge Notes, we also issued to these investors warrants, which entitle them to purchase an aggregate of 147,105,556 shares of common stock, at an exercise price of $0.072 per share. As compensation for serving as placement agent, the placement agent received warrants to purchase an aggregate of 10,240,000 shares of common stock at an exercise price of $0.072 per share.

Giving effect to the above transactions, we had, as of May 6, 2008, an aggregate of approximately 455 million shares of common stock outstanding and reserved for future issuance based on the following amounts:

• • •
Approximately 84 million shares of common stock were outstanding (including 4 million issued to employees, directors, and consultants);

Approximately 22 million shares of common stock issuable upon conversion of outstanding Series A Preferred with a conversion ratio of 1:1;

Approximately 3 million shares of common stock issuable upon conversion of outstanding Series B Preferred with a conversion ratio of 1:1;

•
Approximately 18 million shares of common stock issuable upon exercise of outstanding stock options and warrants related to employee, director and consultant compensation with exercise prices ranging from $0.0625 to $1.00 per share;

•
Approximately 185 million shares of common stock issuable upon exercise of outstanding warrants (not related to employee, director and consultant compensation) with exercise prices ranging from $0.072 to $1.16 per share;

•	Approximately 135 million shares of common stock were issuable upon conversion of outstanding 8% Secured Convertible Debenture at a conversion price of $0.0625 per share; and

•	Approximately 8 million shares of common stock reserved for issuance under our 2005 Stock Incentive Plan.

Recommendation of the Board of Directors

The board recommends that the stockholders vote “For” the approval to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000.

A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Since this proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding as of the record date, abstentions and broker non votes will have the effect of a negative vote with respect to such proposal. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

PROPOSAL FOUR

APPROVAL TO AMEND OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NO MORE THAN
ONE-FOR-TWENTY AT ANY TIME PRIOR TO JUNE 30, 2010, WITH THE EXACT RATIO
TO BE DETERMINED BY THE BOARD OF DIRECTORS

Our board of directors has declared advisable and approved, and is hereby soliciting stockholder approval of, an amendment to our Articles of Incorporation to effect a reverse stock split at a ratio of between one-for-five to one-for-twenty. A vote FOR Proposal 4 will constitute approval of this amendment, which provides for the combination of any whole number of shares of common stock between and including five and twenty into one share of common stock and will grant our board of directors the authority to select which of the approved exchange ratios within that range will be implemented.

If the stockholders approve this proposal, our board of directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Certificate of Amendment with the Nevada Secretary of State at any time after the approval of the amendment. If the amendment has not been filed with the Nevada Secretary of State by the close of business on or before June 10, 2010, our Board of Directors will abandon the amendment constituting the reverse stock split. If the reverse stock split is implemented, the amendment would not change the number of authorized shares of our common stock or the par value of a share of common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Our Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders. Our board of directors has no immediate plans to effectuate a reverse split.

Reasons for the Reverse Split

The board of directors believes that the proposed reverse split is advisable and in the best interests of our company in an effort to raise the trading price of our common stock. In discussions between our management with members of the brokerage and investment banking industries, we have been advised that brokerage firms might be more willing to evaluate our securities as a possible investment opportunity for their clients and may be more willing to act as a market maker in our securities if the price range for our common stock were higher. Management believes that additional interest by the investment community in our common stock, of which there can be no assurance, is desirable and could result in a better trading market for our common stock.

We also believe that existing low trading prices of our common stock may have an adverse impact upon the current efficient level of the trading market for our common stock. In particular, brokerage firms often charge higher commissions for transactions involving low-priced stocks than they would for the same dollar amount of securities with a higher per share price. Some brokerage firms will not recommend purchases of low-priced stocks to their clients or make a market in such stocks, which tendencies may adversely affect the liquidity for current stockholders and our ability to obtain additional equity financing.

The board of directors also believes that the liquidity and marketability of our common stock would increase if it were listed on a national securities exchange. In order for our common stock to be listed on a national securities exchange, our company must meet certain criteria, including a minimum bid price for a prescribed time period.
The board of directors believes that stockholder approval of an exchange ratio band (as contrasted with approval of a specified exchange ratio) provides the board of directors with maximum flexibility to achieve the purposes of a reverse split and, therefore, is in the best interests of our company and our stockholders. The actual timing for implementation of the reverse split would be determined by the board of directors based upon its evaluation as to when and whether such action would be most advantageous to our company and our stockholders.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CSAT.” During the period from January 1, 2006 to May 2, 2008, the closing sales price per share of the common stock ranged from a high of $1.30 to a low of $0.01. The closing sales price on May 6, 2008 was $0.07.

Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after the reverse split will be five to twenty times, as applicable, greater than the price for shares of the common stock immediately prior to the reverse split. Furthermore, there can be no assurance that the marketability of the common stock will improve and that the market price of the common stock immediately after the proposed reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of the common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Board Discretion to Implement Effective Reverse Split

If the stockholders approve the grant of discretionary authority to implement a reverse split outlined in this Proposal Four, the reverse split will be effected, if at all, only upon a determination by the board of directors that the reverse split is in the best interests of our company and our stockholders. Such determination will be based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. The board of directors has no immediate plans to effectuate a reverse split. Notwithstanding approval by the stockholders of the grant of discretionary authority to implement a reverse split of the common stock, the board of directors may, in its sole discretion, determine prior to the effectiveness of any filing with the Secretary of State of the State of Nevada, not to effect a reverse split.

Effect of the Reverse Split on Exchange Act Registration and Voting Rights; Effective Date

If the proposed grant of discretionary authority to implement a reverse split is approved and the board of directors elects to proceed with a reverse split, it would become effective as of 5:00 p.m. eastern time on the date of filing of a Certificate of Amendment to Articles of Incorporation with the office of the Secretary of State of the State of Nevada, or the Effective Date. Except as explained below with respect to fractional shares, on such date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of our common stock in accordance with the reverse stock split ratio determined by our board of directors.

After the Effective Date, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be reported on the OTC Bulletin Board under the symbol “CSAT”, although OTC Bulletin Board will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred. If we succeed in listing our common stock on a U.S. stock exchange, a new trading symbol may be designated.

The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as a result of rounding up of fractional shares as described below). For example, a holder of 0.5% of the voting power of the outstanding shares of common stock immediately prior to the Effective Date of the reverse split would continue to hold 0.5% of the voting power of the outstanding shares of common stock after the reverse split. The number of stockholders of record would not be affected by the reverse split.

Effect of the Reverse Split on Shares of Common Stock

If Proposal Four is not approved at the Annual Meeting, the authorized number of shares of common stock and the par value of the common stock under our Articles of Incorporation will remain at 500,000,000 shares, par value $0.001 per share. If Proposal Four is approved at the Annual Meeting, the authorized number of shares of common stock and the par value of the common stock under the Nevada Articles of Incorporation will remain at the increased number of 750,000,000 shares, par value $0.001 per share, following the Effective Date.

The number of shares of common stock issued and outstanding would be reduced following the Effective Date in accordance with the following formula: every X shares of common stock owned by a stockholder will automatically be changed into and become one new share of common stock, with X being equal to the exchange ratio as determined by our board of directors.

The number of authorized but unissued shares of common stock effectively will be increased significantly by the reverse split of our common stock. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Nevada Articles of Incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of our company through a transaction opposed by the board of directors.

Effect of the Reverse Split on Stock Options and Warrants Related to Employee, Director and Consultant Compensation

The reverse split would reduce the number of shares of common stock available for issuance under our 2005 Stock Incentive Plan (the “Plan”) in proportion to the exchange ratio. The aggregate number of shares of common stock authorized for issuance but unissued on May 6, 2008 under the Plan is approximately 8 million shares.

As of May 6, 2008, we also had outstanding options and warrants related to employee, director and consultant compensation to purchase approximately 18 million shares of common stock. Under the terms of the outstanding options and warrants, the reverse split will effect a reduction in the number of shares of common stock issuable upon exercise of such options and warrants in proportion to the exchange ratio and will effect a proportionate increase in the exercise price of such options and warrants. In connection with the reverse split, the number of shares of common stock issuable upon exercise of outstanding options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Effect of the Reverse Split on Warrants (not Related to Employee, Director and Consultant Compensation)

As of May 6, 2008, we had outstanding warrants (not related to employee, director and consultant compensation) to purchase an aggregate of approximately 185 million shares of common stock. Under the terms of the agreements governing our outstanding warrants, the reverse split will effect a reduction in the number of shares of common stock issuable upon exercise of such warrants in proportion to the exchange ratio and will effect a proportionate increase in the exercise price of such warrants. In connection with the reverse split, the number of shares of common stock issuable upon exercise of outstanding warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Effect of the Reverse Split on the 8% Secured Convertible Debenture

As of May 6, 2008, we had outstanding 8% Secured Convertible Debenture convertible into approximately 135 million shares of common stock. Under the terms of the 8% Secured Convertible Debenture, the reverse split will effect a reduction in the number of shares of common stock issuable upon conversion of such debt in proportion to the exchange ratio. In connection with the reverse split, the number of shares of common stock issuable upon conversion of outstanding the convertible debt will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Exchange of Stock Certificates

Shortly after the effectiveness of the reverse split, each holder of an outstanding certificate theretofore representing shares of common stock will receive instructions from Interwest Transfer Services, as our exchange agent for the reverse split, for the surrender of such certificate. Such instructions will include a form of transmittal letter to be completed and returned to the exchange agent. As soon as practicable after the surrender to the exchange agent of any certificate that prior to the reverse split represented shares of common stock, together with a duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name such certificate had been issued a new certificate or certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified. All fractional shares will be rounded up to the next whole share. Until so surrendered, each certificate that immediately prior to the reverse split represented any number of shares of common stock shall be deemed at and after the reverse split to represent the number of full shares of common stock contemplated by this paragraph. Each certificate representing shares of common stock issued in connection with the reverse split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the reverse split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

Under Nevada law, stockholders of our company would not be entitled to dissenter’s or appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Fractional Shares

Any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse split will be rounded up to a whole share.

United States Federal Income Tax Consequences

The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended (“Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split.

This discussion is only for general information to stockholders who hold their shares as capital assets. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to a particular company stockholder in light of the stockholder’s particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (i) a partnership, subchapter S corporation or other pass-
through entity; (ii) dealers in securities; (iii) banks or other financial institutions; (iv) insurance companies; (v) mutual funds; (vi) tax exempt organizations or pension funds; (vii) a foreign person, foreign entity or U.S. expatriate; (viii) persons who may be subject to the alternative minimum tax provisions of the Code; (ix) a stockholder whose functional currency is not the U.S. dollar; (x) persons who acquired their common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or (xi) persons who hold their common stock as part of a hedging, straddle, conversion or other risk reduction transaction. This discussion does not address the tax consequences to any holders of our options, warrants or convertible debt. The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides.

In general, because the stockholders are receiving only common stock in the reverse split, and there is no plan to periodically increase a stockholder’s proportionate interest in the assets or earnings and profits of our company, the stockholders should not recognize any gain or loss in the reverse split for federal income tax purposes. A stockholder’s tax basis of the common stock received as a result of the reverse split, including any shares issued pursuant to the rounded fractional share interest, will be equal, in the aggregate, to the stockholder’s basis of the shares exchanged for the common stock outstanding prior to the reverse split. For tax purposes, a stockholder’s holding period of the shares outstanding immediately prior to the effective date of the reverse split will be included in such stockholder’s holding period of the common stock received as a result of the reverse split. We should not recognize any gain or loss as a result of the reverse split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Our stockholders are urged to consult their own tax advisors regarding the specific tax consequences to them of the reverse split, including the applicable federal, state, local and foreign tax consequences.

Risks Associated with the Reverse Split

This proxy statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increase investor interest and the potential for a higher stock price. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include our ability to obtain new financing and/or generate revenue growth in the near future; our history of losses; our limited experience in the marketing of our products; our ability to compete with other products in our market space; and the risk of unfavorable federal regulation; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of price of our common stock. For a discussion of these and other risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission.

Recommendation of the Board of Directors

The board recommends that the stockholders vote “For” the approval of the proposal to amend our Articles of Incorporation to effect a reverse stock split at a ration of not less than one-for-five and no more than one-for twenty any time prior to June 10, 2010, with the exact ratio to be determined by the board of directors.

A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Since this proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding as of the record date, abstentions and broker non votes will have the effect of a negative vote with respect to such proposal. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed PKF Certified Public Accountants, A Professional Corporation (PKF) as our independent registered public accounting firm for 2008. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the board of directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of PKF , the engagement of independent auditors will be reevaluated by the Audit Committee. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the board of directors determines that such a change would be in the best interests of Celsia and its stockholders.

A proposal will be presented at the Annual Meeting to ratify the appointment of PKF as our independent registered public accounting firm. A representative of PKF is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, are as follows:

	2007	2006
Audit fees	$105,000	$105,250
Audit related fees	7,825	4,750
Tax fees	9,650	9,650
All other fees	0	0
Total	$122,475	$119,650

Fees for audit services included fees associated with the audit of our financial statements for the fiscal year indicated, reviews of the financial statements included in each of our quarterly reports on Form 10-QSB during the fiscal year indicated, and services performed in connection with certain registration statements we filed.

Audit-related fees principally consisted of assurance advisory services related to the review of the financial statements, other than previously reported as audit fees.

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by our independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

Recommendation of the Board of Directors

The board recommends that stockholders vote ‘‘For’’ ratification of the appointment of PKF.

ADDITIONAL INFORMATION

OTHER MATTERS

The board of directors knows of no other matters to be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holder discretionary authority to vote the shares in accordance with their best judgment on such other business, if any that may properly come before the Annual Meeting or any adjournment or postponement thereof. It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K is available at the SEC’s website (www.sec.gov). We refer you to such report for financial and other information about us, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material.

2009 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2009 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by our Secretary at our principal executive offices not later than March 2, 2009.
By Order of the Board of Directors,

/s/ Joseph Formichelli
 JOSEPH FORMICHELLI
President and Chief Executive Officer
May 9, 2008